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Exhibit 4.30

CONDITIONS OF ISSUE

§ 1
(General Provisions)

(1)
Nominal Amount and Denomination.        This issue by Infineon Technologies Holding B.V., Rotterdam, (the "Issuer"), a private limited liability company incorporated under the laws of The Netherlands, of 5% Guaranteed Subordinated Convertible Notes due 2010 in the aggregate nominal amount of

        €700,000,000
(in words: Euro seven hundred million)

  is divided into notes in bearer form with a nominal amount of €50,000 (the "Principal Amount") each, which rank pari passu among themselves (the "Notes").

(2)
Form.

(a)
The Notes are initially represented by a temporary global note (the "Temporary Global Note") in bearer form without interest coupons. The Temporary Global Note will be exchangeable for a permanent global note (the "Permanent Global Note", and each of the Temporary Global Note and the Permanent Global Note being referred to herein as a "Global Note") in bearer form without interest coupons. Each Global Note will be deposited with a common depositary for Euroclear Bank S.A./N.V. as operator of the Euroclear System ("Euroclear") and Clearstream Banking, société anonyme ("Clearstream", and together with Euroclear the "Clearing System"). Each Global Note shall be manually signed by two authorised representatives of the Issuer and manually authenticated by or on behalf of the Principal Paying Agent (§ 18(1)). Definitive certificates representing individual Notes and interest coupons shall not be issued.

(b)
The Temporary Global Note shall be available for exchange for the Permanent Global Note not earlier than 40 days after the issue of the Temporary Global Note. Such exchange shall only be made upon delivery of certifications to the effect that none of the beneficial owners of the Notes represented by the Temporary Global Note is a US person as defined in the US Internal Revenue Code (except that such beneficial owners may be financial institutions as defined in US Treasury Regulations Section 1.165-12(c)(1)(v) or certain persons holding Notes through such financial institutions). Payments in respect of the Notes represented by the Temporary Global Note will be made only after delivery of such certifications.

(3)
Custody and Clearing.        The respective Global Note will be kept in custody by the Clearing System until all obligations of the Issuer under the Notes have been satisfied. The Notes shall be transferable by appropriate entries in securities accounts in accordance with the applicable rules of the Clearing System.

§ 2
(Subordination of Payment Claims, Status of the Notes; Condition Subsequent of Subordination;
Negative Pledge of Issuer)

(1)
Subordination of Payment Claims, Status of the Notes.        The claims of the holders of the Notes ("Noteholders") for payment of principal and interest and any other amounts arising under the Notes shall be subordinated to the claims of all other creditors of the Issuer which are senior and not subordinated. Such subordination shall mean that in any event of liquidation, bankruptcy or other proceedings to avoid bankruptcy any payment which might become due under the Notes shall be made only after all claims against the Issuer which are senior and not subordinated have been satisfied. Any right to set-off claims arising from the Notes against claims of the Issuer shall be excluded. The Notes are unsecured obligations of the Issuer ranking pari passu among themselves and at least pari passu with all other present and future unsecured and subordinated obligations of the Issuer, save for such obligations as may be preferred by applicable law.

(2)
Condition Subsequent of Subordination.        The subordination specified in § 2(1) shall be subject to the condition subsequent (auflösende Bedingung) of the exercise of the Conversion Right (§ 7) and terminate with effect as of the Issue Date (§ 3(1)) on the day immediately prior to the Conversion Date (§ 8(4)) at 24 hours. The exercise of the Conversion Right (§ 7(1)) in reliance on § 194(1) sentence 2 of the German Stock Corporation Act (Aktiengesetz) shall not be affected by the subordination.

(3)
Negative Pledge.        So long as any Notes shall remain outstanding, but only up to the time at which all amounts payable to the Noteholders under the Notes in accordance with these Conditions of Issue have been placed at the disposal of the Principal Paying Agent (§ 18(1)) and all obligations pursuant to § 7 have been fulfilled, the Issuer undertakes not to secure any subordinated Capital Market Indebtedness, including any guarantees or other indemnities assumed in respect thereof, upon any of its assets without at the same time providing that the Noteholders share equally and rateably in such security. The undertaking pursuant to sentence 1 shall not apply to a security which is (i) mandatory according to applicable laws or (ii) required as a prerequisite for governmental approvals or (iii) provided by the Issuer over any claims of the Issuer against any of its consolidated subsidiaries or any third party, which claims exist now or arise at any time in the future, as a result of the passing on of the proceeds from the sale by the Issuer of any notes, provided that any such security serves to secure obligations under such notes of the Issuer. Any security which is to be provided pursuant to sentence 1 may also be provided to a person acting as trustee for the Noteholders.

(4)
Capital Market Indebtedness.        For the purpose of these Conditions of Issue "Capital Market Indebtedness" means any obligation to repay money that is borrowed through the issuance of bonds, notes or other debt securities which are capable of being listed or traded on a stock exchange or other recognised securities market; except as expressly provided above, it does not include any off-balance sheet assets and obligations.

§ 3
(Interest)

(1)
Interest Rate.        The Notes shall bear interest on their Principal Amount at the rate of 5% per annum from and including June 5, 2003 (the "Issue Date"). Interest shall be payable annually in arrears in the amount of €2,500 per Note on June 5 of each year (each a "Coupon Date"), commencing on June 5, 2004. The last Coupon Date shall be the Maturity Date (§ 4(1)) (unless the Notes have previously been redeemed, converted, repurchased or cancelled). Interest shall cease to accrue as of the beginning of the date on which the Notes become due for redemption. In the event of an exercise of the Conversion Right (§ 7(1)) in respect of any Note, interest shall cease to accrue on that Note as of the end of the day immediately preceding the last Coupon Date prior to the Conversion Date (§ 8(4)) or, if there was no Coupon Date, the Issue Date.

(2)
Late Payments of Principal.        Should the Issuer fail to redeem the Notes when due, interest shall continue to accrue at the default rate of interest established by law on their Principal Amount from the payment date (inclusive) until (but not including) the date of actual redemption of the Notes.

(3)
Day Count Fraction.        If interest is to be calculated for a period of less than one year, it shall be calculated on the basis of the actual number of days elapsed, divided by 365 (or, if any portion of that period falls in a leap year, the sum of (i) the actual number of days in that period falling in a leap year divided by 366 and (ii) the actual number of days in that period falling in a non-leap year divided by 365).

§ 4
(Redemption at Maturity for Cash; Repurchase;
Early Redemption)

(1)
Redemption at Maturity for Cash.        The Issuer shall redeem the Notes for cash at their Principal Amount together with interest accrued thereon until (but not including) the date of such redemption on June 5, 2010 (the "Maturity Date") unless they have previously been redeemed, converted or repurchased and cancelled.

(2)
Repurchase.        The Issuer and/or Infineon Technologies AG, Munich ("Infineon Technologies AG" or the "Guarantor"), and/or any of their affiliates within the meaning of § 15 German Stock Corporation Act (Aktiengesetz) shall be entitled at any time to purchase Notes in the market or otherwise. Such purchased Notes may be cancelled, held or resold.

(3)
Early Redemption at the Option of the Issuer for Reasons of Share Price.        The Issuer may at its option, on giving not less than 20 nor more than 40 days' notice by publication in accordance with § 19, redeem the Notes outstanding in whole, but not in part, at their Principal Amount together with interest accrued thereon until (but not including) the date of redemption, if the XETRA-Quotation (as defined below) of the Shares (§ 7(1)) on 15 trading days (each a "Stock Exchange Trading Day") on the Frankfurt Stock Exchange (the "FSE") during a period of 30 consecutive Stock Exchange Trading Days commencing on or after June 5, 2006 exceeds 125% of the Conversion Price pursuant to § 7(1). Such notice of early redemption shall be irrevocable and shall be given within five Business Days (§ 5(3)) after the respective last day of the period of 30 consecutive Stock Exchange Trading Days referred to in sentence 1; upon the expiration of such period of five Business Days such right shall in respect of such period of 30 consecutive Stock Exchange Trading Days expire. If the end of the notice period falls within an Excluded Period (§ 7(4)), then the notice shall become effective only five Business Days after the end of that Excluded Period (§ 7(4)). The notice pursuant to sentence 1 shall determine the date of redemption, the aggregate principal amount of Notes to be redeemed and state the facts which establish the right of the Issuer to redeem the Notes.

  "XETRA-Quotation" on any day means the closing quotation in XETRA of the Shares (§ 7(1)) entitled at the time of fixing of the quotation to full dividend rights or, in the case that no such quotation is reported, the official quotation (Einheitskurs) on the FSE or, in the case that no official quotation is reported, the last reported per share sale price on such day of the Shares (§ 7(1)) on the FSE or, if no sale price is reported, the average of the last bid and ask prices. If no bid and ask prices are available, the Principal Conversion Agent (§ 18(1)) shall determine the XETRA-Quotation on the basis of such information as it considers appropriate. If in the event of a Substitution (§ 7(5)) the New Shares (§ 7(5)) are not traded in XETRA or on the FSE or if the trading volume in XETRA or on the FSE does not represent the highest trading volume of the New Shares (§ 7(5)) on an electronic trading system or a stock exchange during any of the periods in these Conditions of Issue for which the XETRA-Quotations or Share (§ 7(1)) prices on the FSE are relevant then the electronic trading system or stock exchange with the highest trading volume of the New Shares (§ 7(5)) shall be substituted for XETRA or the FSE and the terms XETRA-Quotation, FSE and Stock Exchange Trading Day shall be replaced by the corresponding terms used on such other electronic trading system or stock exchange and any reference to XETRA-Quotation, FSE or Stock Exchange Trading Day shall thereafter be deemed to refer to those corresponding terms.

(4)
Early Redemption at the Option of the Issuer for Reasons of Minimal Outstanding Principal Amount.        If at any time the aggregate principal amount of Notes outstanding (including any Notes outstanding pursuant to § 20) falls below €140,000,000 in aggregate principal amount (including any Notes issued pursuant to § 20), the Issuer is entitled, by giving not less than 20 nor more than 40 days' notice by publication in accordance with § 19, to redeem the remaining Notes in whole, but not in part, at their Principal Amount together with interest accrued thereon until (but not including) the date of redemption. Such notice will be irrevocable and shall state the date of early redemption.

§ 5
(Currency; Payments)

(1)
Currency.        All payments on the Notes including amounts payable pursuant to § 4, § 9(2) and § 10(1) shall be made in Euro.

(2)
Payments of Principal and Interest.        Payments of principal of, and interest on, the Notes shall be made on the relevant payment date to the Principal Paying Agent (§ 18(1)) for on-payment to the Clearing System or to its order in Euro for credit to the respective accountholders of the Clearing System. All payments made by the Issuer or the Guarantor to the Clearing System or to its order shall discharge the liability of the Issuer and the Guarantor under the Notes and the Guarantee (§ 14(1)) to the extent of the sums so paid.

(3)
Business Days.        If any due date for payments in respect of any Notes is not a Business Day, such payment will not be made until the next following Business Day, and no interest shall be paid in respect of the delay in such payment. A "Business Day" shall be any day (with the exception of Saturdays and Sundays) on which the Clearing System and commercial banks in Munich and Frankfurt am Main are open for business and settle payments in Euro.

(4)
Payment Date/Due Date.        For the purposes of these Conditions of Issue, "payment date" means the day on which the payment is actually to be made, where applicable as adjusted in accordance with § 5(3), and "due date" means the payment date provided for herein, without taking account of any such adjustment.

(5)
Depositing in Court.        The Issuer may deposit amounts due pursuant to § 4, § 9(2) and § 10(1), if any, and principal and interest not claimed by a Noteholder within twelve months after the respective due dates, and the Guarantor may deposit amounts due under the Guarantee (§ 14(1)), if any, with the Local Court (Amtsgericht) in Munich. To the extent the Issuer or the Guarantor waives its right to withdraw such deposit, the relevant claims of the Noteholders shall cease.

§ 6
(Taxes)

        All amounts payable by the Issuer in respect of the Notes and by the Guarantor in respect of the Guarantee (§ 14(1)) will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties or governmental charges of any nature whatsoever imposed, levied or collected by way of deduction or withholding at source by or in or on behalf of The Netherlands or the Federal Republic of Germany or by or on behalf of any political subdivision or authority thereof or therein having power to tax, unless such deduction or withholding is required by law.

§ 7
(Conversion Right; Termination of the
Undertaking; New Undertaking)

(1)
Conversion Right.        Infineon Technologies AG on June 2, 2003 has undertaken towards JPMorgan Chase Bank for the benefit of the Noteholders (the "Undertaking") to grant each Noteholder the right (the "Conversion Right") to convert in accordance with this § 7 at any time during the Conversion Period (§ 7(2)) each Note in whole, but not in part, at a conversion price for each share of €10.2346 (the "Conversion Price") into 4,885.3888 ordinary registered shares with no par value (Stückaktien) (the "Conversion Ratio") of Infineon Technologies AG with a portion of the share capital allotted to each share correponding to €2 (the "Shares"), subject to adjustments pursuant to § 12 and § 15(3). Delivery of Shares shall be made in accordance with § 9(1). If more than one Note is converted at any one time by the same Noteholder, the number of Shares to be delivered upon such conversion will be calculated on the basis of the aggregate principal amount of such Notes to be converted. Remaining fractions of Shares shall be compensated in cash pursuant to § 9(2). Copies of the Undertaking are available free of charge at the Principal Paying Agent (§ 18(1)). The Undertaking constitutes a contract for the benefit of the Noteholders as third party beneficiaries pursuant to § 328(1) of the German Civil Code (Bürgerliches Gesetzbuch) giving rise to the right of each Noteholder to require performance of the obligations undertaken therein directly from Infineon Technologies AG and to enforce such obligations directly against Infineon Technologies AG. The Undertaking is subject to the condition subsequent (auflösende Bedingung) within the meaning of § 158(2) of the German Civil Code of a Substitution (§ 7(5)). In the case of a Substitution (§ 7(5)) the Undertaking will terminate and will be replaced by the New Undertaking (§ 7(5)); accordingly the right of any Noteholder to receive Shares upon conversion will terminate and will be replaced by the right to receive New Shares (§ 7(5)) upon conversion.

(2)
Conversion Period.        To the extent not otherwise provided for in subparagraph (3) and (4) of this § 7, the Conversion Right may be exercised by a Noteholder from the 40th day after the Issue Date, which is July 15, 2003, until May 22, 2010 (both dates inclusive) (the "Conversion Period"). If the end of the Conversion Period falls on a day which is not a Business Day, the Conversion Period shall terminate on the Business Day immediately preceding such day. If the last day of the Conversion Period falls in an Excluded Period (§ 7(4)), the Conversion Period shall terminate on the last Business Day prior to the commencement of such Excluded Period.

(3)
Early Termination of the Conversion Period for Notes called for Redemption.        In the event the Notes are declared due for redemption by the Issuer pursuant to § 4(3) or (4), the Conversion Period with respect to such Notes shall terminate at the end of the fifth Business Day prior to the day fixed for redemption unless the Issuer fails to satisfy its redemption payment obligations on the date fixed for redemption.

(4)
Excluded Period.        The exercise of the Conversion Right shall be excluded during any of the following periods (each an "Excluded Period"):

(a)
in connection with any shareholders' meetings of Infineon Technologies AG, a period commencing three Business Days prior to the last day for notification of participation (Anmeldung) and ending on the Business Day following such shareholders' meeting (both dates exclusive);

(b)
a period of 14 days before the end of the financial year of Infineon Technologies AG; and

(c)
a period commencing on the date on which an offer by Infineon Technologies AG to its shareholders to subscribe Shares, warrants on own Shares, notes with conversion or option rights or obligations, profit-linked bonds or profit participation rights is published in a mandatory newspaper of one of the German stock exchanges where the Shares are admitted for trading, or in the printed or electronic German Federal Gazette (Bundesanzeiger), whichever is earlier, and ending on the last day of the subscription period (both dates inclusive).

(5)
Substitution.        If a corporate restructuring of the group of companies of which Infineon Technologies AG ist presently the parent company (the "Infineon Group") occurs, the objective of which is to establish the legal domicile of the parent company of the Infineon Group in a country, territory or jurisdiction other than the Federal Republic of Germany, and (i) a new company becomes the parent company of the Infineon Group which is not the legal successor (Gesamtrechtsnachfolger) of Infineon Technologies AG (the "New Company"), and (ii) holders of at least 85% of the Shares tender their Shares for shares in the New Company (the "New Shares") thereby receiving an aggregate holding of at least 85% of the equity in the New Company (the "Restructuring"), the right of any Noteholder to receive Shares upon conversion will terminate and will be replaced by the right to receive New Shares upon conversion (the "Substitution"), provided that:

(a)
the New Company has undertaken towards the Principal Paying Agent (§ 18(1)) for the benefit of the Noteholders (the "New Undertaking") to grant each Noteholder the right to convert in accordance with this § 7 at any time during the Conversion Period each Note in whole, but not in part, into New Shares and the New Company is in the position to fulfil its obligations under the New Undertaking in the same manner as if these obligations were fulfilled by Infineon Technologies AG under the Undertaking. The obligations of the New Company under the New Undertaking shall be equal to the obligations of Infineon Technologies AG under the Undertaking save for the obligation to deliver New Shares upon conversion;

(b)
Infineon Technologies AG and the New Company, together with the Principal Paying Agent (§ 18(1)) if legally required, have, in a manner legally effective, agreed that the New Company assumes by way of liberating debt assumption (befreiende Schuldübernahme) within the meaning of §§ 414 et seq. German Civil Code or joins in (Schuldbeitritt) the rights, liabilities and obligations of Infineon Technologies AG under the Guarantee (§ 14(1));

(c)
the New Company has, either directly or with the benefit of credit support from a third party, a creditworthiness not less favourable than that of Infineon Technologies AG immediately prior to the delivery of the New Shares;

  (d)
  the New Shares are traded in Euro and are listed on a stock exchange domiciled in a member state of the European Union or in Switzerland at the time the Substitution becomes effective;

  (e)
  the New Company has appointed an authorised agent domiciled in the Federal Republic of Germany for accepting services of process for any legal disputes or other proceedings before German courts; and

  (f)
  the Principal Paying Agent (§ 18(1)) has received (i) legal opinion(s) from legal advisers of good standing in the relevant jurisdiction of the domicile of the New Company and the Federal Republic of Germany confirming that the conditions under § 7(5)(a), (b), (d) and (e) have been met and (ii) an opinion from an independent expert confirming that the condition under § 7(5)(c) has been met.

  The Substitution shall become effective from the date of delivery of the New Shares to holders of at least 85% of the Shares.

(6)
Consent by Noteholders.        Any Noteholder, by acquisition of any Notes, consents to the New Company assuming all rights, liabilities and obligations of Infineon Technologies AG under the Guarantee (§ 14(1)) by way of a liberating debt assumption (befreiende Schuldübernahme) pursuant to §§ 414 et seq. German Civil Code or by way of joining in (Schuldbeitritt) subject to the conditions set out in § 7(5). This shall be effected by agreement(s) between Infineon Technologies AG, the New Company and, if legally required, the Principal Paying Agent (§ 18(1)). Any such consent shall be irrevocable and shall be binding on each Noteholder.

(7)
Obligation of Principal Paying Agent.        The Prinicipal Paying Agent (§ 18(1)) shall, provided that the conditions set out in § 7(5) are met, be obliged to accept the New Undertaking and conclude such other agreements necessary for the New Company to assume by way of liberating debt assumption (befreiende Schuldübernahme) within the meaning of §§ 414 et seq. German Civil Code the rights, liabilities and obligations of Infineon Technologies AG under the Guarantee (§ 14(1)), if applicable.

(8)
Publication.        Infineon Technologies AG shall inform, by publication pursuant to § 19, the Noteholders about any tender offer in the course of a Restructuring or, if earlier, an envisaged Restructuring at the same time the holders of Shares are informed about such tender offer or such envisaged Restructuring. Such publication shall include an express reference to the potential Substitution. Infineon Technologies AG or the New Company shall publish in accordance with § 19 any Substitution immediately after it has become effective.

(9)
References.        Upon conversion, any Noteholder shall be entitled to such number of New Shares per Note as corresponds to the product of (i) the Conversion Ratio at the time the Substitution becomes effective and (ii) such number of New Shares to which a holder of Shares is entitled to with respect to one Share pursuant to the Restructuring. After such Substitution, the provisions of these Conditions of Issue shall apply to the New Shares as if they were Shares and all relevant references in these Conditions of Issue to Infineon Technologies AG shall be read to mean the New Company, however, provided that if the New Company elects to join in the rights, liabilities and obligations of Infineon Technologies AG under the Guarantee (§ 14(1)), all references to the Guarantor shall, after any Substitution, be read as referring to the New Company and/or Infineon Technologies AG, as appropriate in the best interest of the Noteholders. If the New Company is not domiciled in The Netherlands, an alternative reference to the country of domicile of the New Company shall be made in § 6 in addition to the reference to the Federal Republic of Germany and The Netherlands.

(10)
Further Adjustments.        To the extent the holders of Shares receive as consideration in the Restructuring any consideration for their Shares other than New Shares, the Principal Conversion Agent (§ 18(1)) shall make such adjustments to the Conversion Ratio or the Conversion Price or provide for any other compensation in accordance with § 317 of the German Civil Code as the Principal Conversion Agent (§ 18(1)) shall with the consent of the Issuer consider appropriate to take account of such consideration.

(11)
Reimbursement.        If as a consequence of any Substitution, any additional taxes, fees or duties are imposed upon any Noteholder in connection with any payments on the Notes or under the Guarantee (§ 14(1)), upon conversion or delivery of New Shares or otherwise, any such Noteholder shall be reimbursed for such additional taxes, fees or duties.

(12)
No Dilution Adjustment, no Change of Control, no Right to Terminate.        Any Restructuring resulting in a Substitution or any Substitution shall not lead to a Dilution Adjustment (§ 12) and shall not be regarded as a Change of Control (§ 15) and shall not give rise to the right of any Noteholder to terminate the Notes pursuant to § 16.

§ 8
(Exercise of Conversion Right)

(1)
Conversion Notice.        To exercise the Conversion Right, the Noteholder must deliver at its own expense during normal business hours to a Conversion Agent (§ 18(1)) a duly completed and signed exercise notice (the "Conversion Notice") using a form (from time-to-time current) obtainable from the Conversion Agent. The Conversion Notice shall be irrevocable. The Conversion Notice shall, among other things:

—
state the name and address of the exercising person;

—
specify the number of Notes with respect to which the Conversion Right shall be exercised;

—
contain a declaration that the Appertaining Claim (§ 13(2)(a)) shall be transferred to Infineon Technologies AG;

—
designate the securities account of the Noteholder or its depositary bank at a Euroclear or Clearstream participant or at a Clearstream Banking AG accountholder to which the Shares are to be delivered;

—
if applicable, designate a Euro account of the Noteholder or its depositary bank to which payments pursuant to § 9(2) and §10(2), if any, are to be made; and

—
contain the certifications and undertakings set out in the form of the Conversion Notice relating to certain restrictions of the ownership of the Notes and/or the Shares.

(2)
Further Requirements for Exercise of Conversion Right.        The exercise of the Conversion Right shall further require that the Notes to be converted be delivered to such Conversion Agent (§ 18(1)) to which the Noteholder delivered the Conversion Notice either (i) by transferring the Notes to the Clearing System account of such Conversion Agent or (ii) by an irrevocable instruction to such Conversion Agent to withdraw the Notes from a securities account of the Noteholder with such Conversion Agent. In either case the Principal Conversion Agent shall be authorised to deliver the subscription certificate pursuant to § 198(1) of the German Stock Corporation Act or the respective certificate required by the law of domicile of the New Company in the event of a Substitution for the Noteholder while the Notes shall be transferred to the Principal Conversion Agent to be held for the account of the Noteholder until all claims of such Noteholder under the Notes have been satisfied and, thereafter, for further appropriate action.

(3)
Review of Conversion Notice.        Upon fulfillment of all requirements specified in § 8(1) and (2) for the exercise of the Conversion Right, the respective Conversion Agent (§ 18(1)) will verify whether the number of Notes delivered to such Conversion Agent exceeds or falls short of the number of Notes specified in the Conversion Notice. In the event of any such excess or shortfall, such Conversion Agent shall subscribe from Infineon Technologies AG and deliver to the Noteholder the lower of (i) such total number of Shares which corresponds to the number of Notes set forth in the Conversion Notice or (ii) such total number of Shares which corresponds to the number of Notes in fact delivered. Any remaining Notes shall be redelivered to the Noteholder.

(4)
Conversion Date.        The Conversion Right shall be validly exercised on the Business Day on which all of the prerequisites specified in § 8(1), (2) and (3) for the exercise of the Conversion Right of a Noteholder have been fulfilled (the "Conversion Date"). In the event that the prerequisites specified in § 8(1) and (2) are fulfilled on a day which falls within an Excluded Period, then the Conversion Date shall be the first Business Day after the end of such Excluded Period provided that such day still falls within the Conversion Period; otherwise, the Conversion Right shall not have been validly exercised.

§ 9
(Delivery of Shares; Compensation for Fractions of Shares)

(1)
Delivery of Shares.    Upon any exercise of the Conversion Right only full Shares shall be delivered in accordance with the Articles of Association of Infineon Technologies AG in effect at the time of such delivery. Fractions of Shares shall not be issued. To the extent that any conversion of one or several Note(s) results in fractions of Shares, the fractions of Shares resulting from the conversion of a Note shall be aggregated and full Shares resulting from such aggregation of fractions of Shares shall be delivered to the extent the respective Conversion Agent (§ 18(1)) (without any obligation to do so) has ascertained that several Notes have been converted at the same time for the same Noteholder. The Shares to be delivered shall be transferred as soon as practicable after the Conversion Date to a securities account of the Noteholder designated in the Conversion Notice. Until transfer of the Shares has been made no claims arising from the Shares shall exist.

(2)
Fractions of Shares.    Remaining fractions of Shares shall not be delivered and shall be compensated in cash proportional to the respective fraction of the volume weighted average of the XETRA-Quotations on each of the ten Stock Exchange Trading Days immediately prior to delivery of the Conversion Notice to the respective Conversion Agent (§ 18(1)), rounded to the nearest full cent with 0.005 being rounded upwards.

(3)
Payment.    Any compensation in cash for fractions of Shares pursuant to § 9(2) shall be effected as soon as practicable after the Conversion Date. No interest shall be due on such amount.

(4)
Taxes.    Delivery of Shares and any payment pursuant to § 9(3) are subject to payment by a Noteholder of any taxes or other duties which may be imposed in connection with the exercise of the Conversion Right or the delivery of the Shares or payment of any amount by the Issuer pursuant to § 9(3). Taxes and duties may be set-off against a payment obligation pursuant to § 9(3), unless the Noteholder has already paid such taxes or duties.

(5)
Conversion Price below Notional Par Value.    To the extent that any payment pursuant to § 9(2) or any adjustment pursuant to § 12(1) through (6) or (9) or § 15(3) is, in the opinion of Infineon Technologies AG, considered to be a reduction of the Conversion Price or an increase of the Conversion Ratio, no payment shall be made to the extent that the Conversion Price for one Share would thereby be reduced below the portion of the share capital of Infineon Technologies AG allotted to each Share.

§ 10
(Cash Payment in Lieu of Delivery of Shares)

(1)
Cash Payment in the Event of Exercise of Conversion Right.    The Issuer shall, at its sole discretion, be entitled upon the exercise of the Conversion Right by a Noteholder in lieu of the delivery of all or part of the Shares corresponding to the exercised Conversion Rights to pay to the Noteholder a cash amount with regard to the Shares the Issuer decides not to deliver (the relevant cash payment, the "Cash Payment"). Such Cash Payment shall be calculated in accordance with § 10(2) with respect to the total number of Shares (including fractional Shares) for which the Conversion Right has been exercised and for which no Shares will be delivered such number of Shares to be calculated in accordance with the provisions of § 7(1). No interest shall be payable with respect to a Cash Payment.

(2)
Notification, Calculation and Payment.    The Issuer shall notify not later than on the third Business Day after the Conversion Date (in writing, by telefax, or otherwise using the address stated in the Conversion Notice) the Noteholder who has delivered a Conversion Notice whether the Issuer has chosen to effect a Cash Payment (the day on which such notification is dispatched by the Issuer is hereinafter referred to as the "Notification Day"). Failure to give such notification will be deemed to be an election by the Issuer not to make a Cash Payment. Where the Issuer has chosen to effect a Cash Payment, the Cash Payment relating to one Share shall be calculated as an amount equal to the volume weighted average of the XETRA-Quotations on each of the ten consecutive Stock Exchange Trading Days beginning on the second Stock Exchange Trading Day following the Notification Day (the "Calculation Period"), and payment of the Cash Payment shall be effected not later than five Business Days following the end of the Calculation Period.

§ 11
(Procurement of Shares; Dividends)

(1)
Conditional Capital.    Upon execution of the conversion, the Shares will derive from a conditional capital of Infineon Technologies AG.

(2)
Dividends.    Shares acquired pursuant to the execution of the conversion are entitled to dividends (if any) from the beginning of the business year of Infineon Technologies AG in which such Shares are issued.

§ 12
(Dilution Adjustment)

(1)
Capital Increase from Capital Reserves or Retained Earnings, Share Split or Combining of Shares and Capital Decrease.

(a)
Capital Increase from Capital Reserves or Retained Earnings.    In cases where Infineon Technologies AG increases its share capital from retained earnings or capital reserves prior to the last day of the Conversion Period or an earlier date of redemption the Conversion Ratio shall be adjusted in accordance with the following formula:

E'	=	E ×	Nn

No

    where:

E'	=	the adjusted Conversion Ratio,
E	=	the Conversion Ratio on the Record Date,
Nn	=	number of Shares outstanding after the capital increase, and
No	=	number of Shares outstanding before the capital increase.
  (b)
  Share Split or Combining of Shares.    In cases where Infineon Technologies AG prior to the last day of the Conversion Period or an earlier date of redemption

  (i)
  either increases the number of outstanding Shares by reducing the interest in the share capital represented by each Share (share split) or decreases the number of outstanding Shares by increasing the interest in the share capital represented by each Share with no change in the share capital, or

  (ii)
  reduces its capital by combining its Shares,

    the Conversion Ratio shall be adjusted in accordance with subsection (a) to the extent not otherwise provided for in the following provisions.

  (c)
  Capital Decrease.    In the event of a decrease in the share capital of Infineon Technologies AG prior to the last day of the Conversion Period or an earlier date of redemption, which is solely the result of a reduction of the interest in the share capital represented by each Share, the Conversion Ratio shall remain unchanged upon exercise of the Conversion Right save that the relevant Shares shall be delivered with their respective new portion of the share capital allotted to them.

(2)
Capital Increase against Contributions with Subscription Rights.    If Infineon Technologies AG prior to the last day of the Conversion Period or an earlier date of redemption increases its capital through the issue of new Shares against contribution while granting its shareholders a direct or indirect subscription right (§§ 182, 186 German Stock Corporation Act), at the election of Infineon Technologies AG, (i) Infineon Technologies AG shall grant each Noteholder the right to subscribe to the number of new Shares to which such Noteholder would have been entitled to subscribe had the Noteholder exercised the Conversion Right immediately prior to the Record Date (§ 12(12)), or (ii) the Conversion Ratio shall be adjusted in accordance with the following formula:

1

E'	=	E ×	No Nn	×	(1–	I+D K	)	+	I+D K

    where:

E'	=	the adjusted Conversion Ratio,
E	=	the Conversion Ratio on the Record Date,
No	=	the number of Shares outstanding before the capital increase,
Nn	=	the number of Shares outstanding after the capital increase,
I	=	the issue price of the new Shares,
D	=
the disadvantage (not discounted) for dividends to which the new Shares are not entitled in relation to old Shares as determined by Eurex Deutschland ("Eurex") or, if not available there until the Record Date (because options on the Shares are not traded on Eurex or for any other reason), as estimated by the Principal Conversion Agent (§ 18(1)), using equitable discretion (§ 317 German Civil Code), and
K	=	the volume weighted average of the XETRA-Quotations on the last three Stock Exchange Trading Days on which the Shares are traded "cum", as calculated by the Principal Conversion Agent (§ 18(1)).

  There shall be no adjustment of the Conversion Ratio if E' would by applying the above formula be less than E.

(3)
Issue of Securities with Preemptive Rights.    In cases where Infineon Technologies AG prior to the last day of the Conversion Period or an earlier date of redemption grants to its shareholders (i) subscription rights in respect of own Shares, (ii) securities with subscription, option or conversion rights in relation to Shares of Infineon Technologies AG (but excluding the granting of subscription rights in the course of capital increases pursuant to subsection (2)), or (iii) subscription rights in respect of other debt securities, participation rights or other securities of Infineon Technologies AG ("Other Securities") (with the exemption in cases (i) through (iii): in the scope of stock option or stock ownership programs for management or employees of Infineon Technologies AG in the ordinary course of business), at the election of Infineon Technologies AG, (x) Infineon Technologies AG shall grant each Noteholder the subscription rights or securities that such Noteholder would have been entitled to receive had the Noteholder exercised the Conversion Right immediately prior to the Record Date (§ 12(12)), or (y) the Conversion Ratio shall be adjusted in accordance with the following formula:

E'	=	E ×	M

M–B

  where:

E'	=	the adjusted Conversion Ratio,
E	=	the Conversion Ratio on the Record Date,
M	=	the Average Market Price, and
B	=	the Subscription Value, where B ≥ 0.

(4)
Adjustment for Distributions.    If Infineon Technologies AG prior to the last day of the Conversion Period or an earlier date of redemption distributes, allots or grants to its shareholders (i) assets (also in the form of a share repurchase where Infineon Technologies AG grants to its shareholders put options, but excluding any Extraordinary Dividend) or debt securities or warrants or conversion rights (with the exclusion of the rights mentioned above in subsection (3)), or (ii) an Extraordinary Dividend (each of the cases (i) and (ii) a "Distribution"), then the Conversion Ratio shall be adjusted in accordance with the following formula:

E'	=	E ×	M

M–F

  where:

E'	=	the adjusted Conversion Ratio,
E	=	the Conversion Ratio on the Record Date,
M	=	the Average Market Price, and
F	=
in case of (i): the fair market value of the Distribution on the Record Date as determined by the Principal Conversion Agent (§ 18(1)) using equitable discretion (§ 317 German Civil Code) on the basis of the evaluation of an independent expert (the "Fair Market Value"), calculated on a per share basis, provided that if in the case of a share repurchase where Infineon Technologies AG grants to its shareholders put options, "F" shall be the Put Option Value and provided further that where the Fair Market Value on a per share basis falls below or is equal to 5% of the arithmetic average of the volume weighted XETRA-Quotations for each Stock Exchange Trading Day during the 365 consecutive day period immediately preceding the Record Date, no adjustment shall be made to the Conversion Ratio under this subsection (4), or in case of (ii): the Extraordinary Dividend, calculated on a per share basis, provided that in cases (i) and (ii): F ≥ 0.
(5)
Merger.    In the event of a merger (§ 2 German Transformation Act; "Verschmelzung") of Infineon Technologies AG as transferor entity within the meaning of the German Transformation Act ("Umwandlungsgesetz") prior to the last day of the Conversion Period or an earlier date of redemption, a Noteholder, upon exercise of his Conversion Right, is entitled to such number of shares (the "Transferee Shares") as is calculated pursuant to the following formula and thereafter the provisions of these Conditions of Issue shall apply to the Transferee Shares as if they were Shares:

E'	=	E × TS

  where:

E'	=	the Conversion Ratio with respect to the Transferee Shares,
E	=	the Conversion Ratio on the Record Date, and
TS	=	the number of Transferee Shares to which a shareholder of Shares is entitled to with respect to one Share.

(6)
Other Reorganisation.    In the event of a split-up of Infineon Technologies AG (§ 123 (1) German Transformation Act; "Aufspaltung") or a spin-off (§ 123 (2) German Transformation Act; "Abspaltung") prior to the last day of the Conversion Period or an earlier date of redemption, a Noteholder, upon exercise of his Conversion Right, is (in the case of a spin-off with respect to assets at Infineon Technologies AG, in addition to his right to receive Shares upon exercise of his Conversion Right) entitled to such number of shares in the acquiring entity or entities, as the case may be (the "Acquiring Entity Shares"), as is calculated pursuant to the following formula and thereafter the provisions of these Conditions of Issue shall apply to the Acquiring Entity Shares as if they were Shares:

E'	=	E × AS

  where:

E'	=	the Conversion Ratio with respect to the Acquiring Entity Shares,
E	=	the Conversion Ratio on the Record Date, and
AS	=	the number of Acquiring Entity Shares to which a shareholder of Shares is entitled to with respect to one Share.
(7)
Other Events.    In the event of a merger whereby Infineon Technologies AG is the acquiring entity, of a drop-down of one or more parts of its assets by Infineon Technologies AG (§ 123(3) German Transformation Act; "Ausgliederung"), or of an analogous event, prior to the last day of the Conversion Period or an earlier date of redemption the Conversion Ratio shall remain unchanged.

(8)
Multiple Adjustment.    If adjustments of the Conversion Ratio are required under more than one of the subsections (1)(a), (1)(b), (2), (3), (4), (5) and/or (6), and the Record Date for such adjustments shall occur on the same date, then, unless the order of the events requiring such adjustments is otherwise specified by Infineon Technologies AG, such adjustments shall be made by applying, first, the provisions of subsection (1)(b), second, the provisions of subsection (4), third, the provisions of subsection (1)(a), fourth, the provisions of subsection (2), fifth, the provisions of subsection (3), sixth, the provisions of subsection (5) and finally the provisions of subsection (6).

(9)
Other Adjustments.    If any other event occurs prior to the last day of the Conversion Period or an earlier date of redemption which in the opinion of the Principal Conversion Agent (§ 18(1)) affects the Conversion Ratio or the Conversion Price, the Principal Conversion Agent (§ 18(1)) shall make such adjustments in accordance with § 317 of the German Civil Code as the Principal Conversion Agent (§ 18(1)) shall with the consent of the Issuer consider appropriate to take account of such event.

(10)
Effectiveness of Adjustments. Adjustments in accordance with the foregoing shall become effective as of the Ex Date, provided the Ex Date is not later than the last day of the Conversion Period (inclusive).

(11)
Calculations of Adjustments. Adjustments in accordance with the foregoing clauses shall be calculated by the Principal Conversion Agent (§ 18(1)) and shall be (in the absence of manifest error) binding on all parties concerned. The Conversion Ratio determined in accordance with the preceding provisions shall be rounded to four decimal points in accordance with German business practice. The Principal Conversion Agent (§ 18(1)) shall only be liable for making, or not making, adjustments or taking, or not taking, any other measures in connection with these Notes, if and to the extent that it fails to show the due care of a proper merchant. The Principal Conversion Agent (§ 18(1)) may, jointly with the Issuer, engage the advice or services of any lawyers, accountants or other experts whose advice or services the Principal Conversion Agent (§ 18(1)) may deem necessary and rely, after consultation with the Issuer, upon any advice so obtained (and the Principal Conversion Agent (§ 18(1)) shall incur no liability against the Issuer or the Guarantor or the Noteholders in respect of any action taken, or not taken, or suffered to be taken, or not taken, in accordance with such advice and in exercising due care of a proper merchant).

(12)
Definitions.    In these Conditions of Issue:

  "Extraordinary Dividend": If on the Record Date the aggregate amount of (x) any Cash Dividend together with (y) the amounts of all other Cash Dividends on the Shares, for which the Ex Date occurred in the 365 consecutive day period prior to the Record Date (whereby, in a situation where cash dividends for two different Financial Years have been paid during this 365-day-period, the first payment for the previous Financial Year will not be taken account of), equals or exceeds on a per share basis the lesser of twice the Reference Dividend and 5% of the volume weighted average of the XETRA-Quotations for each Stock Exchange Trading Day during the Relevant Period, the "Extraordinary Dividend" in the meaning of subsection (4) shall, to the extent exceeding the Previous Financial Year's Dividend, be (i) the amount of the Cash Dividend mentioned under (x), plus (ii) the aggregate amount of all other Cash Dividends mentioned under (y), minus (iii) the aggregate amount of all Cash Dividends for which a prior adjustment of the Conversion Ratio was previously made under subsection (4) and for which the Ex Date occurred in the Relevant Period.

  "Cash Dividend" shall refer to the amount of any cash dividend prior to deduction of any withholding tax.

  "Subscription Value" shall mean (calculated on a per share basis):

  (i)
  the closing price of the right to subscribe own Shares or securities with subscription, option or conversion rights in relation to Shares or to subscribe Other Securities, on the Ex Date, or

  (ii)
  in case such price shall not be available, the value of such subscription right which shall be determined by the Principal Conversion Agent (§ 18(1)).

  "Previous Financial Year's Dividend" means the amount of all Cash Dividends of Infineon Technologies AG which were resolved and paid during the immediately previous Financial Year, but excluding amounts deemed to have been an Extraordinary Dividend.

  "Average Market Price" means the volume weighted average of the XETRA-Quotations for the shorter of (with the proviso that any period shall at least last one Stock Exchange Trading Day):

  (i)
  ten consecutive Stock Exchange Trading Days prior to the relevant Record Date, or

  (ii)
  the period commencing on the Stock Exchange Trading Day next succeeding the first public announcement of the relevant issuance or distribution and proceeding through the Stock Exchange Trading Day prior to the relevant Record Date, or

  (iii)
  the period, commencing on the Ex Date with respect to the next preceding issuance or distribution for which an adjustment is required, and ending on the last Stock Exchange Trading Day prior to the relevant Record Date.

  "Ex Date" shall mean the first Stock Exchange Trading Day on which the Shares are traded "ex dividend" or "ex subscription right" or ex any other right which, in view of the respective distribution and/or extraordinary dividend, are deducted from time to time from the quoted price in XETRA.

  "Financial Year" means the financial year as set out in the articles of association of Infineon Technologies AG.

  "Reference Dividend" shall mean the cash dividend paid to the shareholders of Infineon Technologies AG for the Financial Year ended on September 30, 2001.

  The "Relevant Period" commences on the first Stock Exchange Trading day after the Ex Date of the first of the aggregated Cash Dividends and ends on the Stock Exchange Trading Day prior to the Ex Date with respect to the Cash Dividend which caused the calculation of the Extraordinary Dividend, with the proviso that in case there was no Ex Date during the last 365 consecutive day period in XETRA, the Relevant Period shall be the entire period of the 365 preceding days.

  "Record Date" shall mean the time and date being the earlier of (i) the relevant time of the determination of shareholders entitled to receive rights, subscription rights, option or conversion rights, Distributions, Transferee Shares or Acquiring Entity Shares, or (ii) the Stock Exchange Trading Day, which immediately precedes the Ex Date.

  "Put Option Value" shall mean (calculated on a per share basis):

  (i)
  the closing price of the right to sell own Shares on the Ex Date, or

  (ii)
  in case such price shall not be available, the value of such put option which shall be determined by the Principal Conversion Agent (§ 18(1)).

(13)
Notices of Adjustment.    The Issuer shall give notice in accordance with § 19 of an adjustment of the Conversion Ratio and the Conversion Price and/or any other adjustment of the terms of the Conversion Right.

§ 13
(Loan Agreement; Security Assignment)

(1)
Loan Agreement.    The Issuer, pursuant to a loan agreement dated June 2, 2003 (the "Loan Agreement") between the Issuer as lender and Infineon Technologies AG as borrower, has disbursed the proceeds from the sale of the Notes in an amount of €700,000,000 by way of loan (the "Loan") to Infineon Technologies AG. The claims of the Issuer for payment of principal and interest and any other amounts arising under the Loan shall be subordinated to the claims of all other creditors of Infineon Technologies AG which are senior and not subordinated. Such subordination shall mean that in any event of liquidation, bankruptcy or other proceedings to avoid bankruptcy any payment which might become due under the Loan shall be made only after all claims against Infineon Technologies AG which are senior and not subordinated have been satisfied. Any right to set-off claims arising from the Loan against claims of Infineon Technologies AG shall be excluded. The subordination specified in the foregoing sentence with respect to the Appertaining Claim (§ 13(2)(a)) attributable to a Note for which the Conversion Right has been validly exercised shall be subject to the condition subsequent (auflösende Bedingung) of the exercise of the Conversion Right and terminate with effect as of the Issue Date on the day immediately prior to the Conversion Date at 24 hours. The exercise of the Conversion Right (§ 7(1)) in reliance on § 194(1) sentence 2 of the German Stock Corporation Act shall not be affected by the subordination. The due dates for payments under the Loan correspond to the due dates for payments under the Notes; in the event of an early redemption of Notes the Loan is likewise subject to early repayment in an amount equal to the respective Appertaining Claims (§ 13(2)); finally, the nominal amount of the Loan will be reduced in an amount equal to the Appertaining Claim (§ 13(2)) if the Conversion Right is validly exercised by delivering Notes pursuant to § 8(2). The Issuer and Infineon Technologies AG have agreed in the Loan Agreement (subject to the following sentences) not to amend or terminate any provisions of the Loan Agreement and to refrain from anything which could impair the rights of the Noteholders under the security assignment pursuant to subparagraph (2). Any amendment or termination shall only be made if the rights of the Noteholders are not impaired thereby. The Issuer and Infineon Technologies AG have agreed that in the case of a Substitution, the New Company may, and if legally required to ensure that upon a valid exercise of the Conversion Rights of the Noteholders fully paid New Shares can be delivered shall, assume by way of a liberating debt assumption (befreiende Schuldübernahme) within the meaning of §§ 414 et seq. German Civil Code all rights, liabilities and obligations of Infineon Technologies AG under the Loan Agreement. Copies of the Loan Agreement are available free of charge at the Principal Paying Agent (§ 18(1)).

(2)
Security Assignment.

(a)
In accordance with the provisions of the Loan Agreement, the Issuer has assigned the claims against Infineon Technologies AG for payment of principal under the Loan in an amount equal to the aggregate Appertaining Claims to JPMorgan Chase Bank acting on account of the Noteholders for the purpose of securing the claims for payment of principal of the Notes. Upon such assignment, a partial amount of the Loan (each an "Appertaining Claim") will be attributable to each Note, such partial amount being determined in accordance with the following formula:

Appertaining		Principal Amount of the Loan
Claim	=
Number of Notes

    In respect of each Note, such transfer for security purposes will be subject to the conditions subsequent (auflösende Bedingung) of the redemption of the Notes with Appertaining Claims without exercise of the Conversion Right or the cash payment in lieu of delivery of Shares pursuant to § 10. JPMorgan Chase Bank shall be authorised to accept the transfer on account of the Noteholders.

  (b)
  The Appertaining Claim related to each Note is undetachable from the relevant Note. Any transfer of a Note results in the transfer of the Appertaining Claim without any explicit declaration of transfer being required. Any separate disposal, in particular any separate assignment, pledge or other encumbrance of the Appertaining Claim shall be void. In the event of the exercise of the Conversion Right by delivery of Notes the Appertaining Claim shall pass to Infineon Technologies AG and expire therewith.

  (c)
  The assumption of all rights, liabilities and obligations of Infineon Technologies AG under the Loan Agreement by the New Company by way of a liberating debt assumption (befreiende Schuldübernahme) within the meaning of §§ 414 et seq. German Civil Code pursuant to the Loan Agreement and § 13(1) above will have no impact on the security assignment except for the fact that the claims upon transfer of the Loan from Infineon Technologies AG to the New Company will no longer be against Infineon Technologies AG but against the New Company.

§ 14
(Subordinated Guarantee and Negative Pledge of Infineon Technologies AG, Substitution of
Infineon Technologies AG as Guarantor)

(1)
Guarantee and Negative Pledge, Substitution of Infineon Technologies AG as Guarantor.    The Guarantor on June 2, 2003 has, subject to § 7(5) through § 7(12), unconditionally, and irrevocably, on a subordinated basis, guaranteed (the "Guarantee") towards JPMorgan Chase Bank for the benefit of the Noteholders, the due and punctual payment in accordance with these Conditions of Issue of any and all sums expressed to be payable hereunder by the Issuer. The Guarantor has undertaken in the Guarantee, so long as any Notes shall remain outstanding, but only up to the time at which all amounts payable to the Noteholders under the Notes in accordance with these Conditions of Issue have been placed at the disposal of the Principal Paying Agent (§ 18(1)) and all obligations pursuant to § 7 have been fulfilled, not to secure any subordinated Capital Market Indebtedness, including any guarantees or other indemnities assumed in respect thereof, upon any of its assets without at the same time providing that the Noteholders share equally and rateably in such security. The undertaking pursuant to sentence 2 shall not apply to a security which is (i) mandatory according to applicable laws or (ii) required as a prerequisite for governmental approvals. Any security which is to be provided pursuant to sentence 2 may also be provided to a person acting as trustee for the Noteholders. The aforementioned Guarantee shall from the outset be subject to a possible substitution of Infineon Technologies AG as Guarantor by the New Company pursuant to § 7(5) through § 7(12) and therefore the Guarantee provides that in the case of a Substitution, either the New Company may join Infineon Technologies AG in the obligations arising from or in connection with the Guarantee (Schuldbeitritt) or Infineon Technologies AG can be substituted in all respects under the Guarantee by the New Company by way of a liberating debt assumption (befreiende Schuldübernahme) within the meaning of §§ 414 et seq. German Civil Code. The Principal Paying Agent (§ 18(1)) is authorized hereby to consent to such liberating debt assumption. Any Noteholder shall consent by its acquisition of any Notes to such liberating debt assumption (befreiende Schuldübernahme) or, as the case may be, such joining in (Schuldbeitritt).

(2)
Contract for the Benefit of Third Parties.    The Guarantee constitutes a contract for the benefit of the Noteholders as third party beneficiaries within the meaning of § 328(1) of the German Civil Code giving rise to the right of each Noteholder, subject to § 7(5) through § 7(12), to require performance of the obligations therein directly from the Guarantor and, subject to § 7(5) through § 7(12), to enforce such obligations directly against the Guarantor.

§ 15
(Change of Control)

(1)
Notice of Change of Control.    If a Change of Control (as defined below) occurs, the Issuer will:

(i)
give notice by publication in accordance with § 19 promptly after becoming aware of the Change of Control; and

(ii)
fix a Business Day (the "Control Record Date") for the purposes of § 15(2) and (3) and give notice of the Control Record Date by publication in accordance with § 19.

  The Control Record Date shall be not less than 40 nor more than 60 days after the notice of the Change of Control is published in accordance with §19.

(2)
Early Redemption at the Option of the Noteholders.    If the Issuer publishes a notice of Change of Control in accordance with § 15(1), each Noteholder may at its option, on giving not less than 20 days' notice to the Principal Paying Agent (§ 18(1)) prior to the Control Record Date, require the Issuer to redeem on the Control Record Date any or all of its Notes not previously converted or declared due for redemption at their Principal Amount together with interest accrued thereon until (but not including) the date of redemption. Any notice by a Noteholder under this § 15(2) shall be irrevocable and shall oblige the Issuer to redeem the relevant Notes in accordance with the preceding sentence.

(3)
Adjustment of Conversion Price for Change of Control.    If the Issuer gives notice in accordance with § 15(1) after the first day of the Conversion Period, upon any exercise of the Conversion Right on or before the Control Record Date, the Conversion Price shall be decreased by the following percentages, but in each case adjusted, as applicable, pursuant to § 12:

(i)
from the first day of the Conversion Period until and including the day immediately prior to the first Coupon Date immediately following the first day of the Conversion Period (such Coupon Date the "First Coupon Date"), 26.26%;

(ii)
from (and including) the First Coupon Date until and including the day immediately prior to the Coupon Date immediately following the First Coupon Date (such Coupon Date the "Second Coupon Date"), 21.00%;

(iii)
from (and including) the Second Coupon Date until and including the day immediately prior to the Coupon Date immediately following the Second Coupon Date (such Coupon Date the "Third Coupon Date"), 15.75%;

(iv)
from (and including) the Third Coupon Date until and including the day immediately prior to the Coupon Date immediately following the Third Coupon Date (such Coupon Date the "Fourth Coupon Date"), 10.50%;

(v)
from (and including) the Fourth Coupon Date until and including the day immediately prior to the Coupon Date immediately following the Fourth Coupon Date (such Coupon Date the "Fifth Coupon Date"), 5.25%; and

(vi)
from (and including) the Fifth Coupon Date, 0%.

(4)
Definitions.    A "Change of Control" occurs when any Person (as defined below) or Persons acting in concert acquire Control (as defined below) of Infineon Technologies AG. However, a Change of Control will not occur if a shareholder of Infineon Technologies AG reacquires Control either (i) by acquiring Shares, unless such shareholder, acting either alone or in concert with another Person, deliberately acquires such Shares; or (ii) through the attribution of voting rights in accordance with § 22 of the German Securities Trading Act (Gesetz über den Wertpapierhandel), unless such attribution is due to deliberate action by such shareholder or any other Person whose voting rights in Infineon Technologies AG are attributed to such shareholder in accordance with § 22 of the German Securities Trading Act.

  "Control" means either (i) direct or indirect (within the meaning of § 22 of the German Securities Trading Act) legal or beneficial ownership of, in the aggregate, 50% or more of the Shares or (ii) in the event of a tender offer for Shares, circumstances where (A) the Shares already in the control of the offeror and the Shares which have already been tendered, carry in aggregate 50% or more of the voting rights in Infineon Technologies AG and (B) at the same time the offer has become unconditional.

  A "Person" means an individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state, in each case whether or not being a separate legal entity, but excluding directly or indirectly wholly-owned subsidiaries of Infineon Technologies AG.

§ 16
(Termination by Noteholders)

(1)
Events of Default.    Each Noteholder is entitled, by giving notice to a Paying Agent (§ 18(1)), to declare due and payable its entire claims arising from the Notes and demand payment of their Principal Amount together with interest accrued thereon (unless the circumstances leading to such declaration have provably been cured before the notice of termination is given to a Paying Agent (§ 18(1)), if:

(a)
the Issuer or the Guarantor, for any reason whatsoever, either (i) fails to pay principal or interest under the Notes within 30 days of the relevant due date or (ii) fails to perform duly any material obligation under these Notes, in particular pursuant to § 2(2) and § 14(1), and such failure continues for more than 60 days after receipt by the Issuer of a written notice from a Paying Agent (§ 18(1));

(b)
the Issuer or the Guarantor fails to fulfil any payment obligation, when due, arising from any other Capital Market Indebtedness issued or guaranteed by the Issuer or the Guarantor and the total amount unpaid exceeds €50,000,000 or the equivalent in another currency and such failure continues for 30 days after the Issuer or the Guarantor, as the case may be, has received a notice of such failure in accordance with the agreement governing such payment obligation or applicable law, as the case may be, or any such payment obligation of the Issuer or the Guarantor can become due prematurely by reason of the occurrence of an event of default (howsoever defined) on part of the Issuer or the Guarantor and such event of default has not been cured, waived, rescinded or annulled for 30 days after the Issuer or the Guarantor, as the case may be, has received a notice on the occurrence of such event of default, or a security provided for such payment obligation is being enforced and such enforcement has not been terminated 30 days after notice of such enforcement has been given to the Issuer or the Guarantor, as the case may be;

  (c)
  bankruptcy or insolvency proceedings are commenced by court action against the Issuer or the Guarantor, and are not dismissed or stayed within 60 days after the commencement thereof, or the Issuer or the Guarantor institutes such proceedings or suspends payments generally, or offers or makes a general arrangement for the benefit of all its creditors;

  (d)
  the Issuer or the Guarantor enters into liquidation, unless such liquidation is in connection with a merger or any other form of combination with another company and such company assumes all obligations under the Notes arising from these Conditions of Issue; or

  (e)
  the Guarantee is not in full force and effect and such fact continues for 45 days after a Paying Agent (§ 18(1)) has received notice thereof from a Noteholder.

(2)
Notice.    Any notice of termination in accordance with § 16(1) shall be made by means of a written notice to be delivered by hand or registered mail to a Paying Agent (§ 18(1)) together with evidence by means of a certificate of the Noteholder's depositary bank that such Noteholder at the time of such written notice is a holder of the relevant Note(s). Subject to the provisions of any applicable mandatory law, no event or circumstance other than an event specified in subsection (1) shall entitle any Noteholder to declare any of its Notes due and payable prior to its stated maturity, save as expressly provided in these Conditions.

(3)
Effectiveness.    In the case specified in subsection (1)(a)(ii), any notice declaring Notes due shall, unless at the time such notice is received any of the events specified in subsection (1)(a)(i) or (b) through (e) entitling Noteholders to declare their Notes due has occurred and is continuing, become effective only when the Paying Agents (§ 18(1)) have received such notices from Noteholders in an aggregate principal amount of at least one-tenth of the aggregate principal amount of all Notes then outstanding (including Notes issued pursuant to § 20).

§ 17
(Substitution of Issuer; Transfer of Domicile)

(1)
Substitution.    The Issuer or the Substitute Issuer (as defined below) shall without the consent of the Noteholders be entitled at any time to substitute for the Issuer Infineon Technologies AG or any direct or indirect subsidiary which is at least 75% owned by Infineon Technologies AG as principal debtor in respect of all obligations arising from or in connection with the Notes (the "Substitute Issuer"), provided that:

(a)
the Substitute Issuer, in a manner legally effective, assumes all obligations of the Issuer arising from or in connection with these Notes and, after such assumption, it is in a position to fulfill all payment obligations arising from or in connection with these Notes in Euro without the necessity of any taxes or duties being deducted or withheld at source and to transfer all amounts which are required therefor to the Principal Paying Agent (§ 18(1)) without any restrictions, and that in particular all necessary authorisations to this effect by any competent authority have been obtained and the Substitute Issuer has appointed Infineon Technologies AG, St. Martin-Straße 53, 81669 München, Federal Republic of Germany, as authorised agent for accepting services of process for any legal disputes or other proceedings before German courts;

(b)
the Guarantor irrevocably and unconditionally guarantees (unless Infineon Technologies AG is the Substitute Issuer), on the basis set forth in § 14, the obligations to be assumed by the Substitute Issuer and confirms its Undertaking, in each case after consultation with the Principal Paying Agent (§ 18(1)); and

  (c)
  the Substitute Issuer undertakes to reimburse any Noteholder for such taxes, fees or duties which may be imposed upon him in connection with any payments on the Notes, upon conversion or otherwise, as a consequence of assumption of the Issuer's obligations by the Substitute Issuer.

(2)
Release from Obligations.    Upon effective substitution of the Issuer as set forth in § 17(1), the Issuer shall be released from any obligation arising from or in connection with the Notes.

(3)
Publication.    Any such substitution shall be published in accordance with § 19 and shall become effective upon such publication.

(4)
References.    In the event of such substitution any reference in these Conditions of Issue to the Issuer shall from then on be deemed to refer to the Substitute Issuer. If the Substitute Issuer is not domiciled in The Netherlands, an alternative reference to the country of domicile of the Substitute Issuer shall be made in § 6 in addition to the reference to The Netherlands.

(5)
Transfer of Domicile.    A transfer of domicile of the Issuer to another country, territory or jurisdiction shall only be permissible if § 17(1), (3) and (4) are complied with mutatis mutandis.

§ 18
(Paying Agent; Conversion Agent)

(1)
Appointment.    The Issuer has appointed JPMorgan Chase Bank, Trinity Tower, 9 Thomas Moore Street, London E1W 1YT, to act as principal paying agent (in such capacity, the "Principal Paying Agent") and as principal conversion agent (in such capacity, the "Principal Conversion Agent"), J.P. Morgan AG, Grüneburgweg 2, D-60322 Frankfurt am Main, to act as German paying agent (in such capacity, the "German Paying Agent") and as German conversion agent (in such capacity, the "German Conversion Agent") and J.P. Morgan Bank Luxembourg S.A., 5 rue Plaetis, Luxembourg L-2338, as Luxembourg paying agent (in such capacity, the "Luxembourg Paying Agent", the Principal Paying Agent, the German Paying Agent and the Luxembourg Paying Agent together the "Paying Agents" or one a "Paying Agent") and as Luxembourg conversion agent (in such capacity, the "Luxembourg Conversion Agent", the Principal Conversion Agent, the German Conversion Agent and the Luxembourg Conversion Agent together the "Conversion Agents" or one a "Conversion Agent"). The Paying Agents and the Conversion Agents are exempt from the restrictions laid down in § 181 of the German Civil Code. Changes of address shall be published in accordance with § 19.

(2)
Substitution of Agent.    The Issuer and the Guarantor may at any time, by giving not less than 30 days' notice by publication in accordance with § 19, appoint another bank maintaining its head office or a branch in London, Luxembourg or Frankfurt am Main, as Paying Agent and/or Conversion Agent. The Paying Agents and/or the Conversion Agents may at any time resign from their respective offices. However, such resignation shall become effective only upon the appointment by the Issuer of a bank maintaining its head office or a branch in London, Luxembourg or Frankfurt am Main, as the case may be, as the new Paying Agent and/or Conversion Agent and the giving of not less than 30 days' notice of any such appointment by publication in accordance with § 19. So long as the Notes are listed on the Luxembourg Stock Exchange (and the rules of such Stock Exchange so require) the Issuer and the Guarantor shall maintain a Paying Agent and a Conversion Agent in Luxembourg.

(3)
Agents of the Issuer.    The Paying Agents and the Conversion Agents (except as provided for in § 7(2) with respect to the conversion of the Notes) are acting exclusively as agents of the Issuer and the Guarantor and in such capacities do not have any relationship of agency or trust with the Noteholders.

§ 19
(Notices)

        All notices regarding the Notes shall be published in the following journals: (a) (so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require) in a leading newspaper having general circulation in Luxembourg and (b) a leading daily newspaper printed in the English language and of general circulation in London. It is expected that such notices will normally be published in the Luxemburger Wort and in the Financial Times. Any notice will become effective for all purposes on the third day following the date of the first such publication.

§ 20
(Issue of Additional Notes)

        The Issuer reserves the right from time to time without the consent of the Noteholders to issue additional Notes with identical terms (save for the issue date, interest commencement date and/or issue price), so that the same shall be consolidated, form a single issue with and increase the aggregate principal amount of these Notes. The term "Notes" shall, in the event of such increase, also comprise such additionally issued Notes.

§ 21
(Prescription)

(1)
Principal.    The term for presentation of the Notes with respect to principal as laid down in § 801(1) sentence 1 of the German Civil Code shall be ten years.

(2)
Interest.    The term for presentation of the Notes with respect to interest shall be five years after the date on which payment thereof first becomes due and payable.

§ 22
(Miscellaneous)

(1)
Governing Law.    The Notes, with regard to both form and content, as well as all rights and obligations arising from these Conditions of Issue for the Noteholders and the Issuer shall in all respects be governed by German law.

(2)
Place of Performance.    Place of performance shall be Munich, Federal Republic of Germany.

(3)
Place of Jurisdiction.    To the extent legally permissible, exclusive place of jurisdiction for all proceedings arising from matters provided for in these Conditions of Issue shall be Munich, Federal Republic of Germany.

(4)
Waiver of Objections.    The Issuer irrevocably waives any objection which it may now or hereafter have to the competent courts of Munich (Amtsgericht or Landgericht) being nominated as the forum to hear and determine any proceedings and to settle any disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

(5)
Agent for Service of Process.    For any legal disputes or other proceedings before German courts, the Issuer appoints Infineon Technologies AG, St. Martin-Straße 53, 81669 München, Federal Republic of Germany, as authorised agent for accepting services of process.

(6)
Enforcement.    Any Noteholder may in any proceedings against the Issuer or Infineon Technologies AG or to which the Noteholder and the Issuer and/or Infineon Technologies AG are parties protect and enforce in its own name its rights arising under its Notes by submitting the following documents: (a) a certificate issued by its Depositary Bank (i) stating the full name and address of the Noteholder, (ii) specifying an aggregate principal amount of Notes credited on the date of such certificate to such Noteholder's securities account maintained with such Depositary Bank and (iii) confirming that the Depositary Bank has given a written notice to the Clearing System as well as to the Principal Paying Agent containing the information pursuant to (i) and (ii) and bearing acknowledgements of the Clearing System and the relevant Clearing System accountholder as well as (b) a copy of the Global Note certified by a duly authorised officer of the Clearing System or the Principal Paying Agent as being a true copy. For the purposes of the foregoing, "Depositary Bank" means any bank or other financial institution of recognised standing authorised to engage in securities deposit business with which the Noteholder maintains a securities account in respect of any Notes, and includes Clearstream Banking AG.

§ 23
(Language)

        These Conditions of Issue are written in the German language and provided with an English language translation. The German version shall be the only legally binding version. The English translation is for convenience only.

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CONDITIONS OF ISSUE